Exhibit 10.2

EQUITY INVESTMENT AGREEMENT

THIS EQUITY INVESTMENT AGREEMENT (the “Agreement”) is made as of July 31, 2002, by and between DENDREON CORPORATION, a Delaware corporation (the “Company”), and GENENTECH, INC., a Delaware corporation (the “Purchaser”).

WHEREAS, the Company and the Purchaser have entered into that certain Collaborative Development and Marketing Agreement (the “Collaboration Agreement”) of even date herewith;and

WHEREAS, in connection with the Collaboration Agreement, the Company wishes to sell to the Purchaser, and Purchaser wishes to purchase from the Company, shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement.

Capitalized terms not defined herein shall have the meaning assigned in the Collaboration Agreement.

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

1.  AGREEMENT TO SELL AND PURCHASE THE SECURITIES.

1.1  At the Closing (as defined below), the Company will sell to the Purchaser, and the Purchaser will purchase from the Company that number of shares of Common Stock (the “Shares”) equal to $2,000,000 divided by the Price Per Share. For purposes of this Article 1, the Price Per Share equals the average closing price of the Common Stock as reported on the Nasdaq for the thirty (30) working days prior to the Closing Date (as defined below).

1.2  At the Milestone Closing (as defined below), the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, that number of shares of Common Stock (the “Milestone Shares”) equal to $2,500,000 divided by the average closing price of the Common Stock as reported on the Nasdaq for the thirty (30) working days prior to the date on which the Milestone Trigger occurs. The Shares and Milestone Shares are collectively referred to herein as the “Securities.”

1.3  Notwithstanding the foregoing, in the event the purchase of all or a portion of the Milestone Shares will result in a Prohibited Issuance (as defined below), the Purchaser will purchase up to only that number of Milestone Shares as may be purchased without effecting a Prohibited Issuance. For purposes of this Agreement, a “Prohibited Issuance” shall mean an issuance of Common Stock to Purchaser that results in Purchaser owning in the aggregate that number of shares of the Company that is the lesser of (i) 19.9% of the outstanding equity securities of the Company or (ii) that percentage determined by Nasdaq which will result in a change of control of the Company requiring approval of the stockholders of the Company. In the event that an issuance of some or all Milestone Shares will result in a Prohibited Issuance, the Purchaser will purchase and the Company will sell up to that number of Milestones Shares that will not result in a Prohibited Issuance and the balance of the consideration of $2,500,000 under Section 1.2 shall be paid in cash to the Company.

2.  CLOSING AND DELIVERY.

2.1  Closing.    The closing of the purchase and sale of the Shares (the “Closing”) shall be held at the offices of Cooley Godward LLP, 4401 Eastgate Mall, San Diego, California 92121-9109 on the later of August 5, 2002 or that date that is ten (10) working days following the full execution of the Collaboration Agreement, or on such other date and place as may be agreed to by the Company and the Purchaser (the “Closing Date”). The Closing Date shall be the effective date of this Agreement. At or prior to the Closing, the Purchaser and the Company shall execute any related agreements or other documents required to be executed hereunder, dated as of the Closing Date.

2.2  Milestone Closing.    The closing of the purchase and sale of the Milestone Shares (the “Milestone Closing”) shall be held within thirty (30) days of receipt by the Purchaser of notice from the Company that the Milestone Trigger has occurred (the “Milestone Closing Date”). For purposes of this Agreement, the “Milestone Trigger” is the event set forth in Section 6.2 of the Collaboration Agreement.

2.3  Delivery.

(a)  At the Closing, the Company shall deliver to the Purchaser the stock certificates registered in the name of the Purchaser, and/or in such nominee name(s) as designated in writing by the Purchaser, representing the Shares against payment of the purchase price.

(b)  At the Milestone Closing, the Company shall deliver to the Purchaser stock certificates registered in the name of the Purchaser, and/or in such nominee name(s) as designated by the Purchaser in writing, representing the Milestone Shares against payment of the purchase price.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents and warrants as of the date hereof to, and covenants to, the Purchaser as follows:

3.1  Organization and Good Standing.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company.

3.2  Corporate Power; Authorization.    The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Securities and carry out and perform all of its obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance and (iii) to the extent that the enforceability of the indemnification provisions of Section 8.7 may be limited by applicable laws. As of the Effective Date, the execution and delivery of this Agreement and the performance and compliance with the provisions hereof will not (x) conflict with, result in a breach or violation of, or default (with the passage of time or otherwise) under, or in the event of (i) below, require the approval of the stockholders under the terms, conditions or provisions of (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any material indenture, mortgage, lease, license or other material agreement or instrument to which the Company or any of its properties is subject (collectively, “Material Agreements”), or (iii) any statute, law, rule or regulation (including without limitation, the rules and regulations applicable to the Nasdaq and applicable securities laws) applicable to the Company or any order, judgment or decree of any court, governmental agency, arbitration panel or authority applicable to the Company; or (y) result in the creation or imposition of any lien, encumbrance, security interest or other restriction on the material properties or assets of the Company or give rise to a right of termination, cancellation, modification of or acceleration under, or pursuant to any Material Agreement.

3.3  Valid Issuance.    The Securities, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all encumbrances and restrictions on transfer, except for restrictions on transfer imposed by this Agreement or by applicable federal or state securities laws. The issuance of the Securities is not subject to any preemptive rights in any present stockholders of the Company.

3.4  SEC Documents; Financial Statements.    The Company has filed in a timely manner all documents that the Company was required to file with the United States Securities and Exchange Commission (the “SEC”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the twelve (12) months preceding the Effective Date. As of their respective filing dates (or, if amended, when amended), all documents filed by the Company with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act. As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”), as of the date of such statements, comply as to form and substance in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations, stockholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

3.5  Capitalization.    The capitalization of the Company is described in the Company’s SEC Documents. Except as set forth in the SEC Documents, the Company has not issued any capital stock other than pursuant to employee stock option and stock purchase plans The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights.

3.6  Litigation.    There is no pending or, to the Company’s knowledge, threatened, action, suit or other proceeding to which the Company is a party or to which its property or assets are subject that is not disclosed in the SEC Documents that is required to be so disclosed.

3.7  Governmental Consents.    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for compliance with the securities and blue sky laws in the states and other jurisdictions in which Securities are offered and/or sold, which compliance will be effected in accordance with such laws.

3.8  Nasdaq.    The Company’s Common Stock is listed on Nasdaq and the Company shall use its commercially reasonable efforts to maintain such listing.

3.9  Offering Valid.    Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.1 hereof, the offer and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

3.10  Governmental Permits.    The Company owns, possesses or has obtained all material licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all material declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof. Except with respect to certain action by the FDA announced on April 30, 2002, the Company has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization except where such revocation or modification, if effected, could not be reasonably expected to have a material adverse effect on the business, assets, operations or prospects of the Company. To the best of its knowledge, the Company is in compliance with all laws and regulations of the United States Food and Drug Administration or any foreign, state or local governmental body exercising comparable authority where failure to so comply could reasonably be expected to have a material adverse effect on the business, assets, operations or prospects of the Company.

3.11  Intellectual Property.    The Company, to the best of its knowledge in the course of diligent inquiry, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets that are material to the business of the Company as now conducted (collectively, the “Proprietary Rights”) as such business is described in the SEC Reports. The Company does not have any actual knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights that are material to the business of the Company as now conducted. No action, suit, arbitration, or legal, administrative or other proceeding, or investigation (an “Action”) is pending, or, to the best of the Company’s knowledge, threatened, which involves any Proprietary Rights and which, if resolved adversely to the Company, would reasonably be expected to have a material adverse effect upon the business, assets, operations or prospects of the Company.

3.12  No Material Adverse Change.    Since the filing of the Company’s most recent Annual Report on Form 10-K and except as set forth in the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2002, the Company’s Form S-3 filed on June 13, 2002, and press releases issued by the Company on January 11, 2002 and April 30, 2002 there has not been (a) any material adverse change in the financial condition or earnings of the Company and its subsidiaries considered as one enterprise nor has any material adverse event occurred to the Company or its subsidiaries, (b) any material adverse event affecting the Company, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, or (e) any loss or damage (whether or not insured) to the physical property of the Company or any of its subsidiaries which has been sustained, which has a material adverse effect.

3.13.  Milestone Closing.    As of the Milestone Closing, the Company shall certify that the representations and warranties in Sections 3.1 through 3.12 remain true and correct in all material respects except as otherwise provided in writing to the Purchaser.

4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

4.1  The Purchaser hereby represents and warrants as of the date hereof (and as of the date of the Milestone Closing) to, and covenants to, the Company that:

(a)  The Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with the Purchaser’s representative, all information the Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Securities.

(b)  The Purchaser is acquiring the Securities being acquired by the Purchaser pursuant to this Agreement for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 4.1(c).

(c)  The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d)  The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(e)  The Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) to the extent that the enforceability of the indemnification provisions of Section 8.7 may be limited by applicable laws.

4.2  The Purchaser represents and warrants to and covenants with the Company that it has not engaged in any short sales of the Company’s Common Stock within the three (3) month period prior to the Closing Date and will not engage in any short sales of the Company’s Common Stock during the term of the Collaboration.

4.3  The Purchaser understands that nothing in the SEC Documents, this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice and that independent legal counsel has reviewed these documents and materials on the Purchaser’s behalf. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

5.1  Survival.    Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefore.

5.2  Limitation of Liability.    Neither Party shall be entitled to recover from the other party any punitive or exemplary damages or attorneys’ fees in connection with this Agreement.

6.  CONDITIONS TO COMPANY’S OBLIGATIONS AT CLOSING.

6.1  Closing.    The Company’s obligation to sell, issue and deliver the Shares to the Purchaser at the Closing shall be subject to the following conditions to the extent not waived by the Company:

(a)  Receipt of Payment.    The Company shall have received payment, by check or wire transfer of immediately available funds, in the full amount of the purchase price.

(b)  Collaboration Agreement.    The Company shall have received a copy of the Collaboration Agreement executed by the Purchaser.

(c)  Representations, Warranties and Covenants.    The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct in all material respects when made at the Closing and shall be true and correct in all material respects on the Closing Date. The Purchaser shall have performed and complied with all obligations and conditions required to be performed and complied with by the Purchaser under this Agreement on or prior to the Closing Date.

(d)  Consents, Permits and Waivers.    The Purchaser shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

(e)  Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

6.2  Milestone Closing.    The Company’s obligation to sell, issue and deliver the Milestone Shares to the Purchaser at the Milestone Closing shall be subject to the conditions set forth in Sections 6.1(a), (c), (d) and (e) above.

7.  CONDITIONS TO PURCHASERS’ OBLIGATIONS AT CLOSING.

7.1  Closing.    The Purchaser’s obligation to accept delivery of and pay for the Shares at the Closing shall be subject to the following conditions to the extent not waived by such Purchaser:

(a)  Issuance of Stock.    The Purchaser shall have received evidence of the issuance of a certificate representing the Shares in the name of the Purchaser.

(b)  Representations, Warranties and Covenants.    The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date except as otherwise provided in writing to the Purchaser. The Company shall have performed and complied with all obligations and conditions to be performed and complied with by the Company under this Agreement on or prior to the Closing Date.

(c)  Collaboration Agreement.    The Purchaser shall have received a copy of the Collaboration Agreement executed by the Company.

(d)  Consents, Permits and Waivers.    The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

(e)  Proceedings and Documents.    All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

7.2  Milestone Closing.    The Purchaser’s obligation to accept delivery of and pay for the Milestone Shares at the Milestone Closing shall be subject to the conditions set forth in Section 7.1 (a), (b), (d) and (e) above.

8.  REGISTRATION.

8.1  Piggyback Rights.    If at any time or from time to time, the Company proposes to register any of its Common Stock on Form S-1, S-2, or S-3 under the Securities Act in connection with an underwritten offering of such securities solely for cash (“Underwritten Offering”), and shares of Common Stock held by persons other than the Company are to be included in such Underwritten Offering, the Company shall, each such time, promptly give the Purchaser written notice of such proposed Underwritten Offering. Upon written request of the Purchaser given within twenty (20) days after mailing of any such notice by the Company, the Company shall use its reasonable best efforts to cause to be registered under the Securities Act all of the Securities that Purchaser has requested be registered. The Company shall cause the Securities subject to a timely request by Purchaser to be included in such Underwritten Offering on the same terms as other Common Stock included in such underwriting. For purposes of this Agreement, an Underwritten Offering means a registration in which Common Stock of the Company is sold to an underwriter or underwriters on a firm commitment or best efforts basis for reoffering to the public; provided, however, that it does not include a registration of Common Stock in connection with an “equity line financing” under a so-called resale S-3 or like registration.

8.2  Underwriting Requirements.    The Company shall not be required to include any of the Purchaser’s Securities in any Underwritten Offering under Section 8.1 unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company. If the total amount of Securities that the Purchaser and other shareholders of the Company with registration rights (the “Other Shareholders”) request to be included in an Underwritten Offering exceeds the amount of securities that the underwriters believe compatible with the success of the offering, there shall be included in such registration that number of Securities which in the opinion of the underwriters can be sold, giving effect to the rights of the Other Shareholders, and the securities so included shall be apportioned pro rata among the selling shareholders and according to the total amount of securities owned by said selling shareholders.

8.3  Obligations of the Company.    Whenever required under Section 8.1 to use its reasonable best efforts to effect the registration of any Securities, the Company shall, as expeditiously as reasonably possible:

(a)  Prepare and file with the SEC a registration statement with respect to such Securities and use its reasonable best efforts to cause such registration statement to become and remain effective; provided, however, that in connection with any proposed registration intended to permit an offering of any securities from time to time (i.e. a “shelf registration”), the Company shall in no event be obligated to cause any such registration to remain effective for more than ninety (90) days.

(b)  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)  Furnish to the Purchaser and deliver as directed such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Securities owned by the Purchaser.

(d)  Use its best efforts to register and qualify the Securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution for the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the Purchaser and the other selling shareholders pro rata, to the extent permitted in such jurisdiction.

8.4  Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 8 that the Purchaser shall furnish such information regarding the Purchaser, the Securities held by it, and the intended method of disposition of such Securities as the underwriters shall request, and as the Company shall reasonably request and as shall be reasonably required in connection with the action to be taken by the Company.

8.5  Company Registration Expenses.    In any registration effected pursuant to Section 8.1, the Company shall bear all registration and qualification fees and expenses (including underwriters’ discounts and commissions), including any additional costs and disbursements of counsel for the Company that result from the inclusion of Securities held by the Purchaser in such registration; provided, however, that the Purchaser shall bear the fees and costs of its own counsel and any expenses expressly required to be borne by selling shareholders pursuant to Section 8.3(d).

8.6  Delay of Registration.    The Purchaser shall not have the right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement or the Collaboration Agreement.

8.7  Indemnification and Contribution.    In the event any Securities are included in a registration statement pursuant to this Article 8:

(a)  To the extent permitted by law, the Company will indemnify and hold harmless the Purchaser, any underwriter (as defined in the Securities Act) for it, and each person, if any, who controls the Purchaser or its underwriter (within the meaning of the Exchange Act) against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse the Purchaser, such underwriter, or such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Purchaser, underwriter or a controlling person specifically for use in preparation of the registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto.

(b)  To the extent permitted by law, the Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any losses, claims damages or liabilities, joint or several, to which the Company or any such director, officer, or controlling person, may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue statement or omission of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus, or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Purchaser specifically for use in preparation of the registration statement and such statement or omission was not corrected, in writing, by the Purchaser and delivered to the Company at least ten (10) days before the sale or sales from which such loss occurred. Purchaser will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld); provided, however, Purchaser’s obligation to indemnify the Company shall be limited to the proceeds received by Purchaser from the sale of its Securities, after deducting underwriting discounts.

(c)  After receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, promptly notify the indemnifying party in writing of the commencement thereof and (unless the interest of the indemnifying party conflicts with that of the indemnified party) the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party, to the extent that it is prejudiced thereby, of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(d)  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Purchaser, or any controlling person of the Purchaser, makes a claim for indemnification pursuant to this Section but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right or appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Purchaser or any such controlling person in circumstances for which indemnification is provided under this Section; then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) is such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omissions. The parties agree that it would not be just and equitable if contributions pursuant to this clause were to be determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to in the first sentence of this clause. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, or defending any loss, claim, damage, liability or proceeding which is the subject of this subsection. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)  Notwithstanding any of the foregoing, if the Company, the Purchaser, and the underwriter(s) enter into an underwriting agreement relating to an Underwritten Offering which contains provisions covering indemnification and contribution among the parties, the indemnification and contribution provisions of this Section shall be deemed inoperative for purposes of such offering.

(f)  The obligations of the Company and the Purchaser under this Section shall survive completion of any offering of Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release of all liability in respect to such claim or litigation.

9.  RESTRICTIONS ON TRANSFER.

9.1  Restrictions on Transfer.

(a)  The Purchaser agrees not to make any disposition of all or any portion of the Securities except in compliance with this Article 9 and unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the Purchaser shall have furnished the Company with such assurances as it may reasonably require (including, but not limited to, an opinion of counsel) that such disposition is exempt from registration under Rule 144, will not require registration of such Securities under the Securities Act.

(b)  With respect to any disposition of securities of the Company, the Purchaser shall comply with all federal, state and other securities laws and shall not make any sale of such securities if the Purchaser is in possession of material non-public information relating to the Company by virtue of the Purchaser’s access to information under the Collaboration Agreement or otherwise. In order to enforce the provisions of this subsection, the Company may impose stop-transfer instructions with respect to securities held by Purchaser that are subject to the foregoing restriction until the end of the applicable period.

(c)  Each certificate representing Securities shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT UNLESS SUCH SALE, PLEDGE OR HYPOTHECATION IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Company shall be obligated to reissue promptly unlegended certificates at the request of the Purchaser if the Purchaser shall have provided assurances, including an opinion of counsel reasonably acceptable to the Company to the effect that the Securities proposed to be disposed of may lawfully be so disposed of (with no need for compliance with Rule 144) without registration, qualification or legend.

9.2  “Market Stand-Off” Agreement.    If requested by the representative of the underwriters of Common Stock (or other securities) of the Company in connection with an Underwritten Offering under Section 8.1, the Purchaser shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by the Purchaser for a period specified by the representative of the underwriters, in any case not to exceed one hundred eighty (180) days following the Underwritten Offering of the Common Stock of the Company under Section 8.1. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said periods.

9.3  Restricted Transactions.    Except with respect to Securities registered pursuant to Article 8, for the one (1) year period beginning on the date of acquisition of the Shares or Milestone Shares, as the case may be, the Purchaser shall not, and shall not authorize, instruct, facilitate or permit any of its subsidiaries to engage in any of the following: (a) offer, sell or contract to sell Securities; (b) sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of the Securities, or (c) enter into any swap or any other agreement or any transaction that transfers, in whole or in part directly or indirectly, the economic consequence of ownership of the Securities, whether any such swap or transaction is to be settled by delivery of Common Stock.

10.  BROKER’S FEE.    The Company and the Purchaser hereby represent that, there are no brokers or finders entitled to compensation in connection with the sale of the Securities, and shall indemnify each other for any such fees for which they are responsible.

11.  NOTICES.    All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)  if to the Company, to:

General Counsel
Dendreon Corporation
3005 First Avenue
Seattle, WA 98121

Fax No.: (206) 256-0571

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)  if to the Purchaser, to:

Genentech, Inc.
1 DNA Way
South San Francisco, CA 94080
Attention: Treasurer

Fax No.: (650) 225-6930

with a copy to the Corporate Secretary of Purchaser at the same address listed above.

or to such other person at such other place as the Purchaser shall designate to the Company in writing.

12.  MISCELLANEOUS.

12.1  Waivers and Amendments.    Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser.

12.2  Headings.    The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.3  Severability.    In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.4  Dispute Resolution.    The Parties recognize that disputes as to certain matters may from time to time arise under this Agreement which relate to either Party’s contractual rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 12.4 if and when a dispute arises under this Agreement.

(a)  When a dispute arises under this Agreement, the matter be presented to the chief executive officer of the Company and the Purchaser, or their respective designees, for resolution. In the event that the chief executive officer of the Purchaser and the Company, or their respective designees, cannot resolve the dispute within thirty (30) days of the request either party may, by written notice to the other, invoke the provisions of Section 12.4(b) below.

(b)  The Purchaser and the Company agree that any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof, shall be resolved through binding arbitration. If the dispute arises between the parties, and if such dispute cannot be resolved pursuant to Section 12.4(a) above, any unresolved controversy or claim shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as presently in effect, except as modified herein. Each such arbitration shall be conducted by a panel of three arbitrators appointed in accordance with the Commercial Arbitration Rules as presently in effect; provided that at least one such arbitrator shall have had, by the time of the actual arbitration, at least ten (10) years of experience as an attorney practicing in the area of securities regulation. A reasoned arbitration decision shall be rendered in writing within thirty (30) days of the conclusion of the arbitration hearing and shall be binding. The prevailing party may enter such decision in any court having competent jurisdiction. Unless otherwise mutually agreed upon by the parties, the arbitration proceedings shall be conducted at the location of the party not originally requesting the resolution of the dispute. The governing law shall be that of the State of New York without giving effect to conflict of laws considerations. Each party must bear its own attorneys’ fees and associated costs and expenses. The arbitrators shall have the authority to grant specific performance and allocate costs between the Parties (excluding attorney’s fees).

12.5  Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.6  Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

12.7  Entire Agreement.    This Agreement, the Collaboration Agreement, and the related Clinical Supply Agreement, Commercial Supply Agreement, and Quality Agreement to be entered into by the parties constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supercede all related prior or contemporaneous oral communications, agreements or discussions with respect to the subject matter hereof or thereof. Each such agreement must be read, interpreted, and applied with the others and together they constitute one business transaction.

12.8  Payment of Fees and Expenses.    Each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

12.9  Fractional Shares.    No fractional shares shall be issued in connection with the purchases of Securities hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

DENDREON CORPORATION

By:	/s/ Mitchell H. Gold, M.D.
Name:	Mitchell H. Gold, M.D.
Title:	Chief Business Officer

GENENTECH, INC.

By:	/s/ Arthur D. Levinson, Ph.D.
Name:	Arthur D. Levinson, Ph.D
Title:	Chief Executive Officer

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